LONDON PACIFIC GROUP LIMITED
                   Subsidiary Listing as of February 28, 2003


London Pacific Group Limited (Jersey, Channel Islands corporation)

  Berkeley International Capital Limited (Guernsey, Channel Islands corporation)

  Berkeley International Limited (Jersey, Channel Islands corporation)

  Frederick Morgan & Co. Limited (Jersey, Channel Islands corporation)

                  London Pacific Technologies, Inc. (Delaware corporation)

                           LP Advisors, Inc. (California corporation)

                                    London Pacific Advisory Services, Inc.*
                                     (California corporation)

                                    London Pacific Securities, Inc.*
                                     (Delaware corporation)

                                            LPA Insurance Agency, Inc.*
                                             (California corporation)

  London Pacific Advisers Limited (United Kingdom corporation)

  London Pacific Assurance Limited (Jersey, Channel Islands corporation)

                  LPAL Investments Limited (Guernsey,
                   Channel Islands corporation)

  London Pacific Trust Company Limited (Jersey, Channel Islands corporation)

                  Berkeley (USA) Holdings Limited (California corporation)

                           Berkeley Capital Management (California corporation)

                           Berkeley Institutional Investment, Inc.
                            (California corporation)

                           Berkeley International Capital Corporation
                            (California corporation)

                           North American Fiduciary Services, Inc.
                            (California corporation)

                  London Pacific Secretaries Limited
                   (Jersey, Channel Islands corporation)

____________

Notes:
(1)    Each indentation reflects another tier of ownership.
(2) All subsidiaries are 100% owned and are listed above, except that several subsidiaries that in the aggregate are insignificant have been omitted.

*Does business under the name "London Pacific Advisors."